Exhibit 99.1

STOCKHOLDERS AGREEMENT

by and among

LUMEXA IMAGING HOLDINGS, INC.

and

THE ENTITIES NAMED IN THE PREAMBLE

Dated as of December 12, 2025

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is entered into as of December 12, 2025 by and among Lumexa Imaging Holdings, Inc., a Delaware corporation (the “Company”), and (i) Welsh, Carson, Anderson & Stowe XII Cayman, L.P., a Cayman limited partnership, (ii) Welsh, Carson, Anderson & Stowe XII Delaware II, L.P, a Delaware limited partnership, (iii) Welsh, Carson, Anderson & Stowe XII Delaware, L.P., a Delaware limited partnership, (iv) Welsh, Carson, Anderson & Stowe XII L.P., a Delaware limited partnership, (v) WCAS XII Co-Investors LLC, a Delaware limited liability company, (vi) WCAS-Co-Invest Holdco, L.P., a Delaware limited partnership, and (vii) WCAS Management Corporation, a Delaware corporation (collectively, the “Holder”).

RECITALS:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”), the Company and the Holder wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person. Notwithstanding the foregoing, except with respect to Section 4.15 and the definitions of “Sponsor Entities”, “Related Party” and “Related Parties”, none of the Sponsor Entities shall be considered an Affiliate of (i) any portfolio company in which the Sponsor Entities or any of their investment fund affiliates have made a debt or equity investment (and vice versa), (ii) any limited partners, non-managing members of, or other similar direct or indirect investors in, the Sponsor Entities or any of their respective affiliates (and vice versa) or (iii) any portfolio company in which any limited partner, non-managing member of, or other similar direct or indirect investor in the Sponsor Entities or any of their respective affiliates have made a debt or equity investment (and vice versa), and none of the Persons described in clauses (i) through (iii) of this definition shall be considered an Affiliate of each other.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended and/or restated from time to time.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and/or restated from time to time.

“Closing Date” has the meaning set forth in the Recitals.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” has the meaning set forth in the Preamble.

“Information” has the meaning set forth in Section 3.1.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Permitted Assigns” means an Affiliate of a Sponsor Entity that is a Transferee of shares of Common Stock that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Related Party” has the meaning set forth in Section 4.15.

“Sponsor Entities” means the Holder, its Affiliates and the Holder’s and such Affiliates’ respective successors and Permitted Assigns.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors constituting the Board.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“WCAS Designee” has the meaning set forth in Section 2.1(b).

1.2 Construction. Interpretation of this Agreement shall be governed by the following rules of construction. Unless the context otherwise requires: (a) references to the terms Article, Section and paragraph are references to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (b) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (c) references to “$” or “Dollars” shall mean United States dollars; (d) the words “include,” “includes,” “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e)

the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the Holder has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s permitted successors and assigns; (k) references to “days” mean calendar days unless Business Days are expressly specified; (l) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (m) the terms “party”, “party hereto”, “parties” and “party hereto” shall mean a party to this Agreement and the parties to this Agreement, as applicable, unless otherwise specified; (n) with respect to the determination of any period of time, “from” means “from and including”; and (o) any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time may be amended, supplemented, restated or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

ARTICLE II

BOARD OF DIRECTORS

2.1 Election of Directors.

(a) Following the Closing Date, the Holder shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) three-ninths of the Total Number of Directors, for so long as the Sponsor Entities’ beneficial ownership of the Company’s Common Stock remains above 30% of the shares of Common Stock outstanding; (ii) two-ninths of the Total Number of Directors, for so long as the Sponsor Entities’ beneficial ownership of the Company’s Common Stock remains above 20% of the shares of Common Stock outstanding; and (iii) one-ninth of the Total Number of Directors, for so long as the Sponsor Entities’ beneficial ownership of the Company’s Common Stock remains above 10% of the shares of Common Stock outstanding, in each case to the extent such designees are permitted to serve on the Board under the applicable rules of the U.S. Securities and Exchange Commission and any applicable stock exchange. For purposes of calculating the number of Directors that the Holder is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1⁄4) Directors shall equate to two (2) Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b) In the event that the Holder has nominated less than the total number of designees the Holder shall be entitled to nominate pursuant to Section 2.1(a), the Holder shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable law, to (x) enable the Holder to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to effect the election or appointment of such additional individuals nominated by the Holder to fill such newly-created directorships or to fill any other existing vacancies. Each such Person whom the Holder shall actually nominate pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “WCAS Designee”.

(c) In the event that a vacancy is created at any time by the death, retirement or resignation of any WCAS Designee, the remaining Directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new WCAS Designee as soon as possible.

(d) The Company agrees, to the fullest extent permitted by applicable law, to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the WCAS Designees designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled, solely for the purposes set forth in this Section 2.1(d), to identify such individual as a WCAS Designee pursuant to this Stockholders Agreement.

ARTICLE III

INFORMATION

3.1 Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. For so long as (x) no WCAS Designee is then serving as a Director, and (y) the Holder beneficially owns 5% or more of the Company’s outstanding shares of Common Stock, the Company shall, and shall cause its Subsidiaries to, permit the Sponsor Entities and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to inspect, review and/or make copies and extracts from the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary. For so long as (x) no WCAS Designee is then serving as a Director, and (y) the Holder beneficially owns 5% or more of the Company’s outstanding shares of Common Stock, the Company, upon the written request of any Sponsor Entity, shall, and shall cause its Subsidiaries to, provide the Sponsor Entities, in addition to other information that might be reasonably requested by the Sponsor Entities from time to time, (i) direct access to the Company’s auditors and officers, (ii) the ability to link the Holder’s systems into the Company’s general ledger and other systems in order to enable the Sponsor Entities to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by the Sponsor Entities, to be provided within 30 days after the end of each quarter, (iv) access to appropriate officers and directors of the Company and its Subsidiaries at such times as may be requested by the Sponsor Entities, as the case may be, for consultation with each of the Sponsor Entities with respect to matters relating to the business and affairs of the Company and its Subsidiaries, (v) flash data, in a format to be prescribed by the Sponsor Entities, to be provided within ten days after the end of each quarter and (vi) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (all such information so furnished pursuant to this Section 3.1, the “Information”). The Company agrees to consider, in good faith, the recommendations of the Sponsor Entities in connection with the matters on which the Company is consulted as described above. Subject to Section 3.2, any Sponsor Entity (and any party receiving Information from a Sponsor Entity) who shall receive Information shall maintain the confidentiality of such Information, and the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Sponsor Entities without the loss of any such privilege.

3.2 Sharing of Information. Individuals associated with the Holder may from time to time serve on the Board or the equivalent governing body of the Company’s Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.1) share such information with other individuals associated with or retained by the Holder. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as Directors (or members of the governing body of any Subsidiary) and enabling the Sponsor Entities, as equity holders, to better evaluate the Company’s performance and prospects. The Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

ARTICLE IV

GENERAL PROVISIONS

4.1 Termination. This Agreement shall terminate on the earlier to occur of (i) such time as the Holder no longer beneficially owns 5% or more of the Company’s outstanding shares of Common Stock and (ii) upon the delivery of a written notice by the Holder to the Company requesting that this Agreement terminate.

4.2 Indemnification. (a) The Company agrees to indemnify and hold harmless each Sponsor Entity, its respective directors, officers, partners, members, managers, Affiliates and controlling persons (each, a “Stockholder Indemnitee”) from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and reasonable expenses, including reasonable accountant’s and reasonable attorney’s fees and expenses of the type customarily incurred in connection with defending, prosecuting, responding to a subpoena, being or preparing to be a witness in, or otherwise participating in any proceeding, investigation or arbitration (together the “Losses”), incurred by such Stockholder Indemnitee before or after the date of this Agreement to the extent arising out of, resulting from, or relating to (i) such Stockholder Indemnitee’s purchase and/or ownership of any Common Stock or control of or ability to influence the Company or any of its Subsidiaries or (ii) any litigation to which any Stockholder Indemnitee is made a party or participates in its capacity as a stockholder or owner of securities (or as a director, officer, partner, member, manager, Affiliate or controlling person of any Sponsor Entity) of the Company (including any predecessor thereof); provided, that the foregoing indemnification rights in this Section 4.2(a) shall not be available to the extent that (a) any such

Losses are incurred as a result of such Stockholder Indemnitee’s willful misconduct or gross negligence; (b) any such Losses are incurred as a result of non-compliance by such Stockholder Indemnitee with any laws or regulations applicable to it; or (c) subject to the rights of contribution provided for below, to the extent indemnification for any Losses would violate any applicable law or public policy. For purposes of this Section 4.2(a), none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Stockholder Indemnitee as to any previously advanced indemnity payments made by the Company under this Section 4.2(a), then such payments shall be promptly repaid by such Stockholder Indemnitee to the Company.

The rights of any Stockholder Indemnitee to indemnification hereunder will be in addition to any other rights any such party may have under any other agreement or instrument to which such Stockholder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. In the event of any payment of indemnification pursuant to this Section 4.2(a), to the extent that any Stockholder Indemnitee is indemnified for Losses, except as set forth in Section 4.2(d), the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Stockholder Indemnitee to which such payment is made against all other Persons. Such Stockholder Indemnitee shall execute all papers reasonably required to evidence such rights.

The Company will be entitled at its election to participate in the defense of any third party claim upon which indemnification is due pursuant to this Section 4.2(a) or to assume the defense thereof, with counsel reasonably satisfactory to such Stockholder Indemnitee unless, in the reasonable judgment of the Stockholder Indemnitee, a conflict of interest between the Company and such Stockholder Indemnitee may exist, in which case such Stockholder Indemnitee shall have the right to assume its own defense and the Company shall be liable for all reasonable expenses therefor. Except as set forth above, should the Company assume such defense all further defense costs of the Stockholder Indemnitee in respect of such third-party claim shall be for the sole account of such party and not subject to indemnification hereunder. The Company will not without the prior written consent of the Stockholder Indemnitee (which consent shall not be unreasonably withheld) effect any settlement of any threatened or pending third party claim in which such Stockholder Indemnitee is or could have been a party and be entitled to indemnification hereunder unless such settlement solely involves the payment of money by the Company and includes an unconditional release of such Stockholder Indemnitee from all liability and claims that are the subject matter of such claim. If the indemnification provided for above is unavailable in respect of any Losses, then the Company, in lieu of indemnifying an Stockholder Indemnitee, shall, if and to the extent permitted by law, contribute to the amount paid or payable by such Stockholder Indemnitee in such proportion as is appropriate to reflect the relative fault of the Company and such Stockholder Indemnitee in connection with the actions which resulted in such Losses, as well as any other equitable considerations.

(b) The Company agrees to pay or reimburse (i) the Sponsor Entities for all reasonable costs and expenses (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement or any related agreements, except if the relevant amendment, supplement, modification or waiver were proposed or initiated by any of the Sponsor Entities, in which case the Company shall not be liable for payment or reimbursement of such costs or expenses and (ii) each Sponsor Entity for all costs and expenses of such Sponsor Entity (including reasonable attorneys’ fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement or any related agreements and (2) the enforcement or exercise by such Sponsor Entity of any right granted to it or provided for hereunder.

(c) The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries and shall enter into an indemnification agreement with each member of the Board.

(d) The Company hereby acknowledges that the Stockholder Indemnitee may have certain rights to advancement and/or indemnification by certain Affiliates of the Sponsor Entities (collectively, the “Fund Indemnitors”). In all events, (i) the Company hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Stockholder Indemnitee to provide advancement and/or indemnification to such Stockholder Indemnitee are primary and any obligation of the Fund Indemnitors (including any Affiliate thereof other than the Company)) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Fund Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Stockholder Indemnitee are secondary and the Company irrevocably waives any claims against the Fund Indemnitors for contribution, subrogation, reimbursement or any other recovery of any kind for which the Company is liable pursuant to this Agreement and the Bylaws or Charter and (ii) if any Fund Indemnitor (or any Affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Stockholder Indemnitee, then (x) such Fund Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Stockholder Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Fund Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Fund Indemnitor (or such other Affiliate, as the case may be).

4.3 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic transmission or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, sent by electronic transmission or upon actual delivery by reputable overnight courier service (as indicated in such courier service’s records).

The Company’s address is:

Lumexa Imaging Holdings, Inc.

4200 Six Forks Road, Suite 1000

Raleigh, North Carolina 27609

Attention: Caitlin Zulla

The Sponsor Entities’ address is:

c/o Welsh, Carson, Anderson & Stowe

599 Lexington Avenue, Suite 1800

New York, New York 10022

Attention: Brian Regan and Othon Prounis

with a copy (not constituting notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Samir A. Gandhi and Alexander E. Csordas

4.4 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

4.5 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Sponsor Entity being deprived of the rights contemplated by this Agreement.

4.6 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and Permitted Assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each Sponsor Entity shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent any of its rights hereunder.

4.7 Third Parties. Except as provided for in Section 3.2 with respect to any Sponsor Entity, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

4.9 Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division), or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 4.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.10 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of any bond.

4.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.12 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.13 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.14 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable). Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.15 Effectiveness. This Agreement shall become effective upon the Closing Date.

4.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or otherwise, and notwithstanding the fact that the Holder is a limited partnership, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered by any Person pursuant hereto or otherwise shall be had against any of the Sponsor Entities or any of their former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each a “Related Party” and collectively, the “Related Parties”), in each case other than (subject, for the avoidance of doubt, to the provisions of this Agreement) each party hereto or any of its respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party hereto or any of its respective assignees under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 4.15 shall relieve or otherwise limit the liability of any party hereto or any of its respective assignees for any breach or violation of its obligations under such agreements, documents or instruments.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

COMPANY

LUMEXA IMAGING HOLDINGS, INC.

By:	/s/ Caitlin Zulla
Name: Caitlin Zulla
Title: Chief Executive Officer

HOLDER

WELSH, CARSON, ANDERSON & STOWE XII
CAYMAN, L.P.

By:	WCAS XII ASSOCIATES CAYMAN, L.P.
Its:	General Partner

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

WELSH, CARSON, ANDERSON & STOWE XII
DELAWARE II, L.P.

By:	WCAS XII ASSOCIATES LLC
Its:	General Partner

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

WELSH, CARSON, ANDERSON & STOWE XII
DELAWARE, L.P.

By:	WCAS XII ASSOCIATES CAYMAN, L.P.
Its:	General Partner

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

WELSH, CARSON, ANDERSON & STOWE XII,
L.P.

By:	WCAS XII ASSOCIATES LLC
Its:	General Partner

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

WCAS XII CO-INVESTORS LLC

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

WCAS-CO-INVEST HOLDCO, L.P.

By:	WCAS CO-INVEST ASSOCIATES LLC
Its:	General Partner

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Authorized Signatory

WCAS MANAGEMENT CORPORATION

By:	/s/ Jennifer Martin
Name: Jennifer Martin
Title: Treasurer

[Signature Page to Stockholders Agreement]